Exhibit 23.1
INDEPENDENT AUDITORS’ CONSENT
We consent to the incorporation by inclusion in this Form 8-K of our audit report dated March 30, 2006 relating to the financial statements of Athlete’s Foot Brands, LLC for the years ended December 31, 2005 and December 25, 2004.

Tauber & Balser, P.C.
Atlanta, Georgia
November 13, 2006